UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

MXenergy Inc., a subsidiary of MXenergy Holdings Inc. (the “Company”), entered into the Second Amendment dated as of December 21, 2009 (the “Gas ISDA Agreement Amendment”), to the ISDA Master Agreement dated as of September 22, 2009 with the Company and certain of its subsidiaries, as guarantors, and Sempra Energy Trading LLC (“Sempra”).  Pursuant to the terms of the Gas ISDA Agreement Amendment, no later than April 1, 2010, the Company must release or arrange for the release of all of its pipeline transportation and storage capacity on interstate and interprovincial pipelines directly to Sempra and enter into such agreements as Sempra may reasonably require to effectuate such release in a manner that is compliant with the requirements of applicable governmental entities, transporters and/or LDCs.  Prior to the Gas ISDA Agreement Amendment, the Company was required to release or arrange for the release of such pipeline transportation and storage capacity no later than December 21, 2009.

The description of the Gas ISDA Agreement Amendment is qualified in its entirety by reference to the complete terms of such amendment, which is attached to this Current Report as Exhibit 10.1.

Item 9.01                     Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Second Amendment to the ISDA Master Agreement, dated as of December 21, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, and Sempra Energy Trading LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: December 23, 2009	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary